Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10-A1 of our report dated August 13, 2020, relating to the financial statements of XXStream, Inc., as of May 31, 2020 and 2019 and to all references to our firm included in this Registration Statement.

/S BF Borgers CPA PC

BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

September 15, 2020